                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported): March 28, 1996

                                  CLARCOR Inc.

             (Exact Name of Registrant as Specified in Its Charter)


  Delaware                         0-3801          36-0922490

(State or Other Jurisdiction    (Commission       (IRS Employer
of Incorporation)               File Number)      Identification No.)


2323 Sixth Street, P.O. Box 7007
Rockford, Illinois                                       61125

(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code (815) 962-8867

                                    N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

          On March 28, 1996, the Board of Directors of the Company adopted a Stockholders Rights Agreement. Pursuant to such Agreement, the Company will make a dividend distribution of one preferred stock purchase right for each outstanding share of Common Stock of the Company as of the close of business on April 25, 1996. The preferred stock purchase rights previously distributed by the Company pursuant to the Stockholders Rights Agreement dated as of April 14, 1986 and amended June 27, 1989, between the Company and The First National Bank of Chicago, as Rights Agent, will expire at the close of business on April 25, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

     Not applicable.

(b)  PRO FORMA FINANCIAL INFORMATION:

     Not applicable.

(c)  EXHIBITS:

4 Stockholders Rights Agreement dated as of March 28, 1996 between the Company and First Chicago Trust Company of New York, as Rights Agent.

20 News release issued by the Company on March 29, 1996 announcing the adoption of the Stockholders Rights Agreement.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                              CLARCOR Inc.


Date: March 29, 1996                          By: Lawrence E. Gloyd
                                                  ----------------------------
                                                  Lawrence E. Gloyd
                                                  Chairman and Chief
                                                  Executive Officer

The following exhibits are filed herewith:


Exhibit No.    Description
- -----------    -----------
4              Stockholders Rights Agreement dated as of March 28, 1996
               between the Company and First Chicago Trust Company of New
               York, as Rights Agent.

20 News release issued by the Company on March 29, 1996 announcing the adoption of the Stockholders Rights
               Agreement.